NYNEX CORPORATION
                       NON-EMPLOYEE DIRECTOR PENSION PLAN

                   (Amended and Restated as of August 1, 1996)

1.       Purpose of Plan

         The purpose of the NYNEX Corporation ("NYNEX") Non-Employee Director Pension Plan (the "Plan") is to reward for past services those non-employee members of NYNEX's Board of Directors (the "Board") whose loyalty and efforts have made significant contributions to NYNEX.

2.       Effective Date of Plan

         The effective date of the Plan shall be October 17, 1985. Effective August 1, 1996, this Plan is terminated with respect to future benefits.

3.       Plan Eligibility

         (a) Only Directors who are not employees of NYNEX or a NYNEX Affiliate who have been duly elected to the Board by the stockholders or duly appointed by the Board in accordance with the By-Laws of NYNEX are covered by the Plan.

         (b) Any such non-employee Director who has (i) served as a non-employee Director on the Board or on the Board of Directors of a NYNEX Subsidiary ("Subsidiary Board") for an aggregate of at least five (5) years, (ii) served his or her last year on the Board, and (iii) has attained the age of sixty-five
(65) years shall be eligible to participate in the Plan. Years served on one of the aforementioned Boards prior to the adoption of the Plan shall be counted in calculating the five (5)-year requirement. Years served on a Subsidiary Board shall only be counted for such years as the Subsidiary is an Affiliate of NYNEX.

         (c) Directors who have not served as a non-employee Director on the Board or on a Subsidiary Board for an aggregate of at least five (5) years as of August 1, 1996 shall not be entitled to any benefits under this Plan.

         (d) Effective August 1, 1996, years served on the Board or a Subsidiary Board will not be counted for purposes of determining pension benefits under this Plan.

4.       Pension Benefits

         A director shall be entitled to the pension benefits described in Sections 4(a) or 4(b) below, but not both, paid for by NYNEX:

         (a) After becoming eligible, he or she shall receive each year for life a sum equal to the product of (i) 10% of the Annual Retainer Fee and (ii) the number of full years he or she has served as a Director of NYNEX and/or a NYNEX Subsidiary; the maximum benefit to be 100% of the Annual Retainer Fee and the minimum benefit to be 50% of the Annual Retainer Fee. In the event a former Director is requested to attend any Board or Committee meeting, he or she shall receive the then current attendance fee therefor in addition to any and all payment he or she is entitled to hereunder. In the event a former Director is employed by NYNEX or any of its Affiliates, he or she shall continue to receive any and all payments he or she is entitled to hereunder.

         (b) Any Director who, as of January 1, 1996, is actively serving on the Board and has served as a non-employee Director on the Board or on a Subsidiary Board for an aggregate of at least five (5) years, regardless if such Director has satisfied the conditions described in clauses (ii) and (iii) of Section 3(b), will be given the option to convert the present value of his or her benefits under the Plan, as determined by NYNEX, into shares of Common Stock of NYNEX based on the method described in Section 5(b) below. If a Director so elects to convert his or her benefits under the Plan, he or she shall not be entitled to any other benefits under this Plan. The election described in this Section shall be irrevocable and shall be made by filing the appropriate election form with the Secretary of NYNEX prior to February 1, 1996.

5.       Method of Payment

         (a) With respect to the benefits described in Section 4(a) above, payments of the aforesaid annual sum shall be made on a quarterly basis; as soon as practicable following the first day of January, April, July and October, commencing (i) the first quarter after such Director receives his or her last Annual Retainer Fee as an active Director or (ii) the first quarter after the month in which such Director attains age sixty-five (65), whichever occurs later.

         (b) If a Director elects the option described in Section 4(b) above, the present value of his or her benefits under the Plan as of August 1, 1996, as determined by NYNEX, shall be converted into the number of shares of NYNEX Common Stock determined by dividing (i) the present value of his or her benefits under the Plan as of August 1, 1996 by (ii) the price of a share of NYNEX Common Stock, as determined in the following sentence. The price of a share of NYNEX Common Stock shall be the average of the daily high and low sale prices of a share of NYNEX Common Stock on the New York Stock Exchange for the period of five trading days ending August 1, 1996. The number of shares determined pursuant to this formula shall be deposited by NYNEX with the NYNEX Corporation Trust for Non-Employee Directors (the "Trust"). The trustee under the Trust ("Trustee") will be directed to hold the shares of NYNEX Common Stock issued to the Trust, receive dividends on such shares, reinvest such dividends in additional shares of NYNEX Common Stock as soon as practicable after the receipt of such dividends, and, pending such reinvestment, invest the dividend proceeds in such manner as the Trustee deems appropriate. The Trustee will also be directed to establish an account within the Trust for each Director and to credit such account with (i) the number of shares of NYNEX Common Stock issued to the Trust as a result of an election made by the Director under this Plan;
(ii) dividends paid on such shares; and (iii) the additional shares of NYNEX Common Stock or other investments acquired by the Trustee with such dividends. The Director shall have the authority to direct the Trustee's exercise of voting rights with respect to shares credited to the Director's account, but shall otherwise have no beneficial ownership in or any other rights with respect to such shares. If a Director files the appropriate election form described in
Section 4(b) prior to February 1, 1996 and retires from the Board prior to August 1, 1996, the present value of his or her benefits under the Plan shall not be determined as of August 1, 1996, but shall be determined as of his or her retirement date and shall be converted into the number of shares of NYNEX Common Stock determined by dividing the present value of his or her benefits under the Plan as of his or her retirement date by the price of a share of NYNEX Common Stock, as determined above.

         (c) The election described in Section 4(b) shall include an election by the Director with respect to the distribution of shares of NYNEX Common Stock held under the Trust. A Director may elect to receive such shares as follows:
(i) in one payment to be paid as soon as practicable following the first day of the calendar year immediately following the year in which the Director ceases to be a Director of NYNEX; (ii) in one annual payment for each year of approximately equal annual installments (not exceeding 10 annual installments); or (iii) in approximately equal quarterly payments for each year of approximately equal annual installments (not exceeding 10 annual installments). In the case of the options described in clauses (ii) and (iii) above, the first installment shall be paid as soon as practicable following the first day of the calendar year (in the case of option (ii)) or calendar quarter (in the case of option (iii)), immediately following the calendar year (in the case of option
(ii)) or calendar quarter (in the case of option (iii)) in which the Director ceases to be a Director of NYNEX, and subsequent installments shall be paid as soon as practicable following the first day of each succeeding calendar year (in the case of option (ii)) or calendar quarter (in the case of option (iii)) until the entire amount credited to the Director's account under the Trust shall have been paid; provided, however, that no payment under this Section will be made earlier than October 1, 1996.

         (d) The election described in Section 4(b) shall also include a beneficiary designation. As soon as practicable following the death of any Director who has made the election described in Section 4(b), the Trustee of the Trust shall pay to the designated beneficiary the remaining shares of NYNEX Common Stock, if any, in the Director's account under the Trust. If the designated beneficiary pre-deceases the Director, as soon as practicable following the death of the Director, the remaining shares of NYNEX Common Stock, if any, in the Director's account under the Trust shall be paid to the Director's estate.

6.       Total Number of Shares

         The total number of shares of NYNEX Common Stock that may be granted under the Plan may not exceed 50,000, subject to adjustment in accordance with
Section 7 hereof. The shares of NYNEX Common Stock granted under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by NYNEX, including shares purchased by NYNEX in the open market, by private purchase or otherwise.

7.       Adjustment in Event of Changes in Capitalization

         In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other similar change in the corporate structure or shares of NYNEX Common Stock, the Directors' Pension Committee may make such equitable adjustments to prevent dilution or enlargement of rights in the number and class of shares authorized to be granted hereunder as the Directors' Pension Committee may deem appropriate.

8.       Termination

         Except as provided in Section 5(d), this Plan shall terminate with respect to a covered Director in the event he or she dies.

9.       Definitions

         Affiliate - Any trade or business under common control with NYNEX.

         Subsidiary - Any business in which NYNEX Corporation or a Subsidiary of NYNEX Corporation owns more than 49% interest.

         Annual Retainer Fee - Such annual retainer for service on the Board as the Director earned the last year he or she served as a Director, excluding the additional retainer received for chairing a Committee of the Board and meeting attendance fees. Effective November 1, 1987, the Annual Retainer shall be adjusted to reflect the first subsequent increase, if any, in the annual retainer for service on the Board following the Director's retirement.

         Directors' Pension Committee - The Committee is the Executive Committee of the Board. Such Committee shall administer, construe and interpret the Plan, resolve any disputes under the Plan, establish and amend rules and regulations for administration of the Plan, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper.

10.      Miscellaneous

         (a) This Plan shall be binding upon NYNEX and its successors and assigns and shall be construed under the laws of the State of New York.

         (b) No benefit hereunder shall be subject to sale, assignment, pledge, hypothecation, transfer, encumbrance or charge, and any attempt to sell, assign, pledge, hypothecate, transfer, encumber or charge the same shall be void. No benefit shall, in any manner, be liable for or subject to bankruptcy proceedings, legal processes, interference or control of creditors, the debts, contracts, liabilities or torts of the Director.

         (c) NYNEX may modify in whole or in part or terminate the Plan at any time, provided, however, that no such modification or termination shall affect the rights of a Director, without his or her consent, to a pension to which he or she had become entitled prior to such modification or termination.

         (d) Payments under the Plan are made from general assets of NYNEX and no assets are earmarked in respect of any amount due hereunder. The Plan and the amount due hereunder shall not constitute a funded plan.

         (e) NYNEX reserves the right to deduct Federal, State and local tax amounts from any payment to the extent required by law to be withheld or deducted, if any.

         (f) When receiving payments under this Plan, an individual shall not be considered to be serving as a Director.

         (g)  All expenses of administering the Plan will be borne by NYNEX.

         (h) This Plan is subject to the approval of the Board and with respect to provisions relating to the conversion of benefits into shares of NYNEX Common Stock, the approval of NYNEX's stockholders at the 1996 Annual Meeting.

                               NYNEX CORPORATION
                              NON-EMPLOYEE DIRECTOR
                               RETAINER STOCK PLAN


1.   PURPOSE

The purpose of the NYNEX Corporation Non-Employee Director Retainer Stock Plan (the "Plan") is to promote the interests of NYNEX Corporation ("NYNEX") and its shareholders by attracting and retaining non-employee Directors capable of furthering the future success of NYNEX and by aligning their economic interests more closely with those of NYNEX shareholders.

2.  ADMINISTRATOR

The Plan shall be administered, construed and interpreted by a committee (the "Committee") which shall be comprised of three members of NYNEX's Board of Directors who are not eligible under Section 3 hereof to participate in the Plan, or such lesser number of such members of NYNEX's Board of Directors as there may be from time to time.

3.  ELIGIBILITY

All members of NYNEX's Board of Directors who are not officers or employees of NYNEX or any of its subsidiaries or affiliates shall participate in the Plan (the "Eligible Directors"). Directors shall cease to be Eligible Directors at the time their membership on NYNEX's Board of Directors shall terminate.

4.  GRANTS

Each Eligible Director shall be granted 250 shares of NYNEX's Common Stock ("Common Stock") annually as part of his or her annual retainer fee, provided that the initial grant for the period July 1, 1996 through December 31, 1996 shall be 125 shares. Subject to Sections 9 and 10 hereof, (i) shares granted for the period July 1, 1996 through December 31, 1996 shall be issued and delivered to the Eligible Directors in two approximately equal installments on the same dates that installments of their annual retainer fee are scheduled to be paid, and (ii) shares granted in each calendar year thereafter shall be issued and delivered to the Eligible Directors in four approximately equal installments on the same dates that installments of their annual retainer fee are scheduled to be paid.

5.  ANNUAL RETAINER

For purposes of this Section, the term "annual retainer fee" shall mean the annual retainer fee paid for service on the NYNEX Board of Directors, as determined from time to time by such Board, without regard to the grant described in Section 4 hereof. Following the effective date of this Plan, fifty percent (50%) of the annual retainer fee of each Eligible Director shall be paid in shares of Common Stock. Subject to Sections 9 and 10 hereof, such shares shall be issued and delivered to the Eligible Directors on (or as soon as practicable after) the dates that installments of their annual retainer fee are scheduled to be paid. The number of shares of Common Stock to be issued and delivered (or to be eligible for deferral as provided in Section 9) shall be determined by dividing one-half of the amount of the retainer installment by the price of such shares, as determined in the following sentence. The price of shares of Common Stock related to any installment payment date shall be the average of the daily high and low sale prices of shares of Common Stock on the New York Stock Exchange ("NYSE") for the period of five trading days ending on such payment date, or the period of five trading days immediately preceding such payment date if the NYSE is closed on such payment date. A whole share of Common Stock shall be paid in lieu of any fractional share resulting from the computation described in this Section.

6. ELECTION TO RECEIVE ADDITIONAL SHARES OF COMMON STOCK

For purposes of this Section, the term "annual retainer fee" shall have the same meaning as in Section 5 hereof, and the term "chairperson retainer fee" shall mean the retainer fee paid for services as a chairperson of a Board Committee, as determined from time to time by the Board. In addition to the automatic payment of shares of Common Stock pursuant to Section 5 hereof, an Eligible Director may also elect to receive shares of Common Stock in lieu of (i) all or any portion of the annual retainer fee that is not automatically paid in such shares, and (ii) all (but not less than all) of a chairperson retainer fee. In the event such an election is in effect, the number of shares to be issued and delivered (or to be eligible for deferral as provided in Section 9) shall be determined using the formula described in Section 5 hereof, adjusted to take into account the additional portion of retainer fees which the Eligible Director has elected to receive in shares.

7. MAKING OR REVISING AN ELECTION

An Eligible Director may make the election described in Section 6 hereof by filing the appropriate election form with the Secretary of NYNEX. Any such election

(i) shall take effect and be irrevocable with respect to the first payment of retainer fees occurring more than six months after the date the election was filed, and (ii) shall continue in effect with respect to subsequent payments of retainer fees until terminated or modified by written notice to the Secretary of NYNEX. Any such termination or modification shall become effective with respect to the first payment of retainer fees occurring more than six months after the date such termination or modification was filed.

8. TOTAL NUMBER OF SHARES

The total number of shares of Common Stock that may be granted under the Plan may not exceed 300,000 subject to adjustment in accordance with Section 11 hereof. The shares of Common Stock granted under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by NYNEX, including shares purchased by NYNEX in the open market, by private purchase or otherwise.

9. DEFERRAL

In accordance with the terms of the NYNEX Corporation Deferred Compensation Plan for Non-Employee Directors (the "Deferral Plan"), each Eligible Director may make a prospective election to defer the receipt of all or any portion of the shares of Common Stock to be granted under this Plan. All deferred compensation which would otherwise have been payable currently in shares of Common Stock shall be credited to the Director's account under the Deferral Plan, provided that, in lieu of being so credited, compensation payable in shares of Common Stock may, in the sole discretion of the Committee, be issued to and held by the NYNEX Corporation Non-Employee Director Trust (the "Trust") for the period specified by the Director in his or her deferral election.

10.  REGULATORY COMPLIANCE AND LISTING

The issuance or delivery of any shares of Common Stock hereunder may be postponed by NYNEX for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such shares, and NYNEX shall not be obligated to issue or deliver any such shares of Common Stock if the issuance or delivery of such shares shall constitute a violation of any provisions of any law or of any regulation of any governmental authority or any national securities exchange.

11.  ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other similar change in the corporate structure or shares of Common Stock, the Committee may make such equitable adjustments to prevent dilution or enlargement of rights in the number and class of shares authorized to be granted hereunder as the Committee may deem appropriate.

12.  TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof provided that, unless otherwise required by law, without the approval of NYNEX's stockholders, no alteration or amendment may be made which would increase the number of shares that may be granted to any Eligible Director (except by operation of Section 11) or change the category of Directors eligible to receive shares under the Plan. The Committee, with the approval of the Executive Vice President and General Counsel of NYNEX (or any successor position), shall be authorized to make minor or administrative amendments to the Plan, as well as amendments required by federal or state statutes applicable to the Plan.

13.  NO OBLIGATION TO REELECT

Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any Director for reelection by NYNEX stockholders.

14.  EFFECTIVE DATE OF THE PLAN

The Plan shall be effective upon approval by both NYNEX's Board of Directors and its stockholders at NYNEX's 1996 Annual Meeting.

                                                   Proxy/Voting Instruction Card

NYNEX

NYNEX CORPORATION
1095 Avenue of the Americas, New York, New York 10036
--------------------------------------------------------------------------------

THIS  PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS  FOR THE  ANNUAL     P
MEETING OF SHARE  OWNERS ON MAY 1, 1996                                              R
                                                                                     O
The undersigned hereby appoints E.T. Kennan, E.E. Phillips and I.G.  Seidenberg,     X
and each of them,  proxies,  with the powers the  undersigned  would  possess if     Y
personally present,  and with full power of substitution,  to vote all Shares of the undersigned in NYNEX Corporation at the Annual Meeting of Share Owners to be
held at the John Hancock Hall, Boston,  Massachusetts on May 1, 1996, and at any
adjournment thereof, upon all subjects that may properly come before the meeting including  the matters  described  in the proxy  statement  furnished  herewith, subject to any  directions  indicated  on the reverse  side of this card.  IF NO
DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE AS FOLLOWS:  (1) FOR THE ELECTION OF
ALL LISTED NOMINEES;  (2) IN ACCORDANCE WITH THE DIRECTORS'  RECOMMENDATIONS  ON
THE OTHER  SUBJECTS  LISTED ON THE REVERSE  SIDE OF THIS CARD;  AND (3) AT THEIR
DISCRETION  ON ANY OTHER MATTER THAT MAY PROPERLY  COME BEFORE THE MEETING.  (If
you have indicated any changes or voting  limitations in this paragraph,  please mark the "Vote  Limitations"  box on the  reverse  side of this card in order to expedite processing.)

Your vote for the election of Directors may be indicated on the reverse side of this card. Four Directors are to be elected at the meeting. Nominees are L.J.R.
de Vink, H.L. Kaplan, H.B. Price, and I.G. Seidenberg.

--------------------------------------------------------------------------------
                PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.


/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

To vote your Shares for all Director nominees, mark the "For" box in Item A. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the person(s) you do not wish to vote for in the space provided.

Directors recommend a vote "For"

A. Election of Directors     For      Withheld
                             / /        / /

Exceptions

/ /____________________________________________
     For all nominees except as noted above

                                           For      Against      Abstain
B. Ratification of Auditors                / /        / /          / /

C. Non-Employee
   Director Compensation
   Program                                / /         / /          / /

Directors recommend a vote "Against"
the Share Owner proposals regarding

                                          For      Against      Abstain
1. Repeal of Board Classification         / /         / /          / /

2. Charitable Contributions Listing       / /         / /          / /

3. Cumulative Voting                      / /         / /          / /

You must return this card promptly to have your Shares voted. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.
If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature(s)__________________________________________ Date_____________

Signature(s)__________________________________________ Date_____________

                 Please Sign This Proxy as Name(s) Appear Above.


                                ADMISSION TICKET
                                     NYNEX
                                 ANNUAL MEETING
                                       OF
                                  SHARE OWNERS

                             Wednesday, May 1, 1996
                                 10:30 a.m. EDT

                               John Hancock Hall
                              180 Berkeley Street
                             Boston, Massachusetts

--------------------------------------------------------------------------------
If you are planning to attend the Annual Meeting, please retain this ticket and mark the appropriate box on the proxy card indicating that you plan to attend.
--------------------------------------------------------------------------------

                             Detach Proxy Card Here
--------------------------------------------------------------------------------


                                                   PROXY/VOTING INSTRUCTION CARD
NYNEX

NYNEX CORPORATION
1095 Avenue of the Americas, New York, New York 10036
--------------------------------------------------------------------------------
THIS  PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS  FOR THE  ANNUAL     P
MEETING OF SHARE  OWNERS ON MAY 1, 1996                                              R
                                                                                     O
The undersigned hereby appoints E.T. Kennan, E.E. Phillips and I.G.  Seidenberg,     X
and each of them,  proxies,  with the powers the  undersigned  would  possess if     Y
personally present,  and with full power of substitution,  to vote all shares of the undersigned in NYNEX Corporation at the Annual Meeting of Share Owners to be
held at the John Hancock Hall, Boston,  Massachusetts on May 1, 1996, and at any
adjournment thereof, upon all subjects that may properly come before the meeting including  the matters  described  in the proxy  statement  furnished  herewith, subject to any  directions  indicated  on the reverse  side of this card.  IF NO
DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE AS FOLLOWS:  (1) FOR THE ELECTION OF
ALL LISTED NOMINEES;  (2) IN ACCORDANCE WITH THE DIRECTORS'  RECOMMENDATIONS  ON
THE OTHER  SUBJECTS  LISTED ON THE REVERSE  SIDE OF THIS CARD;  AND (3) AT THEIR
DISCRETION  ON ANY OTHER MATTER THAT MAY PROPERLY  COME BEFORE THE MEETING.  (If
you have indicated any changes or voting  limitations in this paragraph,  please mark the "Vote  Limitations"  box on the  reverse  side of this card in order to expedite processing.)

Your vote for the election of Directors may be indicated on the reverse side of this card. Four Directors are to be elected at the meeting. Nominees are L.J.R.
de Vink, H.L. Kaplan, H.B. Price, and I.G. Seidenberg.

PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE TO P.O.
BOX 9020,  BOSTON,  MASSACHUSETTS  02205-8651.  IF YOU DO NOT SIGN AND  RETURN A
PROXY,  OR DO NOT ATTEND THE MEETING AND VOTE BY BALLOT,  YOUR SHARES  CANNOT BE
VOTED.

This proxy also provides voting instructions for shares held in the dividend reinvestment plan and , if registrations are identical, Shares held in the various employee stock purchase and savings plans described in the proxy statement.

(If  you  have  written  on  this  side  of the  card,  please  mark  the  "Vote
Limitations" box on the reverse side.)
--------------------------------------------------------------------------------

-----------
MAP OF AREA

[Area map illustration]

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

To vote your Shares for all Director nominees, mark the "For" box in Item A. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the person(s) you do not wish to vote for in the space provided.

Directors recommend a vote "For"

A. Election of Directors     For      Withheld
                             / /        / /

Exceptions

/ /____________________________________________
     For all nominees except as noted above

                                           For      Against      Abstain
B. Ratification of Auditors                / /        / /          / /

C. Non-Employee
   Director Compensation
   Program                                / /         / /          / /

Directors recommend a vote "Against"
the Share Owner proposals regarding

                                          For      Against      Abstain
1. Repeal of Board Classification         / /         / /          / /

2. Charitable Contributions Listing       / /         / /          / /

3. Cumulative Voting                      / /         / /          / /


ANNUAL REPORT Discontinue Mailing of Duplicate Report  / /

Will Attend Annual Meeting / /

Vote Limitations on Other Side of Card / /


You must return this card promptly to have your Shares voted. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature(s)__________________________________________ Date_____________

Signature(s)__________________________________________ Date_____________

                 Please Sign This Proxy as Name(s) Appear Above.